UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 2, 2010

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

On August 2, 2010, KeyOn Communications Holdings, Inc. (“KeyOn” or “the Company”) entered into an agreement to acquire substantially all of the wireless broadband assets and assume certain liabilities from Southwest Wireless Net, Inc., a Minnesota corporation (“SWNet”) (the “Asset Purchase Agreement”). The assets to be acquired are used in the businesses of operating wireless broadband networks that provide high-speed Internet access and other related services to subscribers in Minnesota.

As consideration for the acquired assets, the Company has agreed to pay $340,000 in cash over a period of two years. The total purchase price of the transaction is subject to further adjustments as described in the Asset Purchase Agreement. The Asset Purchase Agreement contains customary representations and warranties by the Company and SWNet.

The foregoing summary of the asset purchase agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 3, 2010, upon satisfaction of certain closing conditions as described in the Asset Purchase Agreement, KeyOn completed the acquisition, initiated the Closing Payment of $100,000 as further described in the Asset Purchase Agreement.

A copy of the press release is attached hereto as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

2.1          Form of Asset Purchase Agreement dated August 2, 2010 by and between KeyOn Communications Holdings, Inc. and Southwest Wireless Net, Inc.

99.	Press release dated August 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: August 5, 2010	By:	/s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Officer